EXHIBIT 99.1

Meridian Provides Operations Update, Moves Forward With Growth Plans

HOUSTON, Nov. 6, 2007 (PRIME NEWSWIRE) -- The Meridian Resource Corporation (NYSE:TMR) today provided an update on the activities in its operating areas. During the third quarter, the Company continued its growth activity in five of its seven operating areas. In the East Texas area, two wells were completed, two wells are currently drilling and additional acreage was leased. In South Louisiana, three wells were successfully recompleted at Weeks Island, one well was successfully drilled at Thornwell Field and two prospects are being prepared for spud/re-entry. In the Texas Gulf Coast, two wells were successfully tested. In the New Albany Shale Play, two wells were successfully drilled and are being evaluated. In Oklahoma one well was successfully drilled, tested and is producing.

East Texas

The Company continues to make strides in production, acreage and reserves in this growing core area. Meridian originally started in this play with approximately 7,600 acres in late 2005 with a joint venture to test the Woodbine and Austin Chalk formations. To date, the original acreage position has grown to approximately 63,000 gross acres in this play with plans for an additional 20,000 acres in the coming months. This acreage position provides enough inventory for 60+ possible locations. Depending on the success of the operations in the play, the Company has plans for at least a two-rig, multi-well drilling program to exploit the Company's acreage under lease for an anticipated three to five-year period. The Company currently has four producing wells in the region, with two additional wells drilling at this time. The daily production from this area has increased from 0% to approximately 6% of the Company's overall daily production in the past 12 months.

Early last month, the Company completed and tested its fourth successful well in the area, the Blackstone Minerals No. 2 well ("BSM"). The single lateral well was drilled vertically to approximately 13,100 feet with the single horizontal lateral extending out approximately 5,900 feet into the Austin Chalk formation. The well was tested at gross daily flow rates as high as 4.3 million cubic feet of natural gas per day ("Mmcf/d") and 240 barrels of oil per day ("Bopd"). Flowing tubing pressure was measured at approximately 800 psi through an open choke. The well is currently producing at a stabilized rate of 2.0 Mmcf/d and 75 Bopd. The Company expects that the well will display similar producing characteristics to other Austin Chalk wells in the area, with the typical hyperbolic decline curve. Unlike the Company's other wells in this area, this well is producing approximately 700 barrels of water per day. The Company's working interest in the well is approximately 42%.

The next two wells to be drilled by the Company in this area were recently spud. The BSM No. 5 well (68% WI) and the Freeman No. 1 wells (57% WI) are each scheduled to drill and complete dual horizontal laterals extending north and south between roughly 5,000 and 6,000 feet each. Currently the BSM No. 5 well is at approximately 12,700 feet in depth in the vertical portion of the well and the Freeman No. 1 is at approximately 11,800 feet.

In addition, in the immediate area and as a result of acreage positions held by the Company, Meridian is participating in the Bear Creek No. 1-H well. This outside operated well reached total depth (18,100 MD) on the second of two scheduled horizontal laterals and is currently in the process of being completed. The well is approximately five miles northeast of Meridian's primary operating area. Meridian holds approximately 7% working interest in this well.

The Company's new rig, which will be dedicated to the East Texas area is anticipated to be delivered during early first quarter, 2008. At that time Meridian will have three rigs operating in the area until sometime in the second quarter of next year. Two of the three rigs will be operated, maintained and crewed by Orion Drilling Company LP. One of the rigs will be owned by Meridian and one will be on a long term contract in this area. It is anticipated that Orion's management and operations of the rigs will improve drilling efficiencies and costs for these wells.

South Louisiana

The Northeast Bayou Chene prospect located in St. Mary Parish, Louisiana, is being readied for spud in the next few weeks. The well is scheduled to be drilled to a total depth of approximately 17,000 feet TVD to test the "Rob L" sands in the Lower Miocene formation. The company has a 34% before casing point (48% after casing point) working interest in this well, and the gross unrisked reserve target is between 35 and 40 Bcfe.

In the Weeks Island area, the J. A. Smith No. 1 well, (the "Y-Not" prospect) located in Iberia Parish, Louisiana, is being prepared for a re-entry to test the "Y" sand in the Lower Miocene formation. Previously the well was completed in the uphole "W" sand which has since been depleted. The well is scheduled to be deepened another 600 to 700 feet to approximately 16,000 feet MD. The Company owns an approximate 97% working interest in the well.

Meridian recently finished a recompletion in the Weeks Island State Unit No. A-25 well that extended the reserve expectations from this mature field, and still has multiple behind pipe sands that can be exploited in the future. This recompletion resulted in added production of 230 Bopd on an 8/64th inch choke. This recompletion is one of several identified projects in Weeks Island that serve as an integral part of the Company's portfolio management.

The Company recently finished another recompletion on its Smith State Unit No. C-11 well located in the Weeks Island area. The well had previously declined in production to the point of being non-commercial. The work resulted in a successful completion with the well producing at a rate of 1.7 Mmcf/d and 20 Bopd.

Also in the Weeks Island area, the Company finished a recompletion on the Myles Salt No. 32 well that extended the reserve expectations from this mature field that the Company acquired from Shell Oil during 1998. The recompletion perforated only ten feet of additional section and resulted in added production of 300 Bopd with the possible extension of future productive sands in this well bore of up to an additional 75 feet.

Additionally, Meridian is participating in the outside operated Johnson No. 1 exploration well which is located in Acadia Parish, Louisiana. The well is currently at approximately 14,500 feet, targeting sands in the Upper Frio formation at a depth of approximately 15,000 feet. Meridian owns approximately 30% working interest in the well.

As previously reported, the Thornwell Field, located in Jefferson Davis Parish, continues to render exploitation-styled wells and production. This field was acquired as part of the Shell Oil south Louisiana asset package in 1998. Meridian participated in the first exploration well in this field during 1999. Since that time Meridian and its partners have drilled over 23 successful wells in the field resulting in the discovery of over 100 Bcfe, gross. Recently, the Company participated in the drilling of the Potter 33 No. 3 well in Thornwell Field. The well was drilled to approximately 11,950 feet and logged over 100 feet of overall gas pay in the "Bol Perc" sand section. The well was tested at a gross daily flow rate of up to 5.7 Mmcf/d with approximately 200 barrels of condensate. Flowing tubing pressure was measured at approximately 7,300 psi through a 13/64th-inch choke. Production from the well is flowing directly into sales. Meridian owns approximately 30% non-operated working interest (20% net) in the well. Additionally, the Company has identified five more amplitude prospects in the area.

In the Bayou Gentilly area (southwest of the Biloxi Marshland area), the natural gas transmission company that takes natural gas from the Company's Delacroix No. 1 well has shut-in production from that well. Repairs to the transmission company's line, resulting from a downstream explosion in early August are still ongoing. Meridian is being informed by the pipeline operator that repairs should be completed by mid-November. The amount of production being shut-in is estimated to be 3.4 Mmcfe/d net. This shut-in caused a decrease in production of approximately 205 Mmcfe for the third quarter.

Texas Gulf Coast

The Company's Nueces Bay area continues successful operations and discoveries. The outside operated ST 974 No. 2 well, that was successfully completed and previously tested in the 6300' sand section (shallow Frio), was recently tested in the uphole Brigham sand section. This sand section (the primary objective of the well) tested at a rate of approximately 1.1 Mmcf/d. Further monitoring and analysis of this sand will determine if the operator will co-mingle production from both the 6,300' sand and the Brigham sand. Depending on production from the Brigham sand, it is anticipated that this well can be offset with one or two additional development wells. The Company owns approximately 23% working interest in the well and its possible offsets.

The ST 786 No. 12 well on the Indian Point prospect located in the Nueces Bay project area was recently perforated (as previously announced and planned) in an uphole sand section of the lower Frio formation. The results of the test were uneconomic in this particular zone. Therefore Meridian and its partners are currently evaluating future completion opportunities for the well. This well was drilled to a depth of approximately 15,150 feet MD and had apparent gas pay in six Frio sand intervals. The Company owns approximately 49% working interest in this well and is the operator.

As previously reported, the ST 976 No. 2 well on the East White Point prospect was drilled, completed and tested. The well was drilled to approximately 13,650 feet MD, targeting numerous Frio sands. Approximately 55 feet of the primary objective sand (the Lower Guedin located at about 11,600 feet) was perforated. The well was tested directly into sales at a gross daily flow rate of 7.1 Mmcf/d with approximately 700 barrels of condensate per day. Flowing tubing pressure was measured at approximately 4,750 pounds per square inch ("psi") through a 16/64th-inch choke. This is the same sand that was successfully discovered and exploited in the previously drilled B.P. America well during the fourth quarter of 2006. The Company owns approximately 23% non-operated working interest (17% net) in the well. Currently the well is producing approximately 1.9 Mmcf/d and 215 barrels of condensate per day.

New Albany Shale Play

In the Illinois Basin, Meridian recently reached total depth on its first well, the Farms of Meadow Hills No. 1 well. This well was drilled to 4,600 feet, targeting the Devonian New Albany Shale formation. A second well, the Keach No. 1, also recently reached TD at approximately 4,600 feet, also targeting the New Albany Shale formation. The next step forward for these two wells is to run a full suite of logs and gather core samples for thorough geochemical analysis. The results of this analysis will further determine the best plan for exploiting this potential resource. The Company currently owns an approximate 39,000-acre lease position. The Company's working interest in the play is 92% with Meridian as operator.

Oklahoma Mid-Continent Play

In the Mid-Continent area, the Company recently tested the Benkendorf No. 21-1 well. This well was drilled in the Nash area of the Greater Carrier Hunton-Woodford de-watering play in Grant County, Oklahoma. The well was drilled to approximately 6,400 feet and logged 14 feet of gross pay in the Hunton formation. The well was swab tested, resulting in approximately 500 Mcf gas per day. Other offset similar wells in the area have produced at higher rates, therefore the Company anticipates improvements from the current rate. The de-watering process has begun and a gas gathering line is being constructed. This is expected to be completed in the coming weeks. Meridian operates the field and owns approximately 80% working interest.

Production Data

Average daily production for the Company for the third quarter 2007 was approximately 45 Mmcfe/d. A schedule of the Company's hedge position is located on its website www.tmrc.com.

Re-cap of Data

Below is a re-capitulation of the operations affecting production discussed in this press release:

 * BSM No. 2 - tested at 5.7 Mmcfe/d on 10/10/07, currently at 2.5
   Mmcfe/d
 * BSM No. 5 - drilling at 12,700 feet in vertical section, dual laterals scheduled
 * Freeman No. 1 - drilling at 11,800 feet in vertical section, dual laterals scheduled
 * Bear Creek No. 1H - reached TD on second lateral, completing well
 * New rig in Q1-08, going to East Texas
 * NE Bayou Chene - spud soon, going to 17,000 feet to test "Rob L" sands
 * J.A. Smith No. 1 - being prepared for re-entry to test the "Y" sands in Lower Miocene
 * Weeks Island Smith State Unit No. A-25 - recompletion, 230 Bopd
 * Smith State Unit No. C-11 - recompletion, 1.7 Mmcf/d and 20 Bopd
 * Myles Salt No. 32 - recompletion, 300 Bopd
 * Johnson No. 1 well - drilling at 14,500 feet
 * Potter 33 No. 3 - tested 6.9 Mmcfe/d from the "Bol Perc" sands
 * Bayou Gentilly - production shut-in till mid-November
 * ST 974 No. 2 - tested at 1.1 Mmcf/d in the Brigham sand
 * ST 786 No. 12 - tested in one of several sands, uneconomic, evaluating additional completions
 * ST 976 No. 2 - tested at 11.3 Mmcfe/d, currently at 3.2 Mmcfe/d
 * Farms of Meadow Hills No. 1 well - TD reached, analyzing logs and cores
 * Keach No. 1 - TD reached, analyzing logs and cores
 * Benkendorf No. 21-1 - tested at 500 Mcf gas per day,
   de-watering well

The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas in Louisiana, Texas, Oklahoma, Kentucky and the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data and, among independent producers, is a leader in using 3-D seismic and other technologies to analyze prospects, define risk, target and complete high-potential wells for exploration and development. Meridian is headquartered in Houston, Texas, and has offices in Tulsa, Oklahoma as well as a field office in Weeks Island, Louisiana. Meridian stock is traded on the New York Stock Exchange under the symbol "TMR".

Safe Harbor Statement and Disclaimer

Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices. These and other risks are described in the Company's documents and reports, available from the U.S. Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 2006.

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CONTACT:  Meridian Resource Corporation
          Lance L. Weaver
          (281) 597-7125
          lweaver@tmrx.com
          www.tmrc.com